Exhibit 99.4

[FORM OF STOCK APPRECIATION RIGHT AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS]

STOCK APPRECIATION RIGHT AWARD AGREEMENT UNDER THE DREAMWORKS ANIMATION SKG, INC., 2004 OMNIBUS INCENTIVE COMPENSATION PLAN dated as of «Month» «Day», «Year», between DreamWorks Animation SKG, Inc. (the “Company”), a Delaware Corporation, and «First» «Last».

This Stock Appreciation Right Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award (the “Award”) of stock appreciation rights (“SARs”) that are granted to you under the DreamWorks Animation SKG, Inc., 2004 Omnibus Incentive Compensation Plan (the “Plan”). The number of SARs subject to this Award is «SARs», at a price per Share of $«Exercise_Price» (the “Exercise Price”), the closing market price per Share (as reported by the New York Stock Exchange) on the date hereof. A SAR constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, whole shares of the Company’s Class A Common Stock, $0.01 par value (a “Share”), at the time such SAR vests and is exercised, as provided herein, equal in value to the excess, if any, of the Fair Market Value (as defined in Section 1 herein) per Share over the Exercise Price per Share of the SAR. (Fractional shares will not be delivered and the number of Shares to be delivered upon any exercise by you of SARs subject to this Award shall be rounded down to the nearest whole Share.) Until such delivery, you have only the rights of a general unsecured creditor and no rights as a shareholder of the Company.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 8. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the term “Fair Market Value” means the closing market price per Share as reported on the New York Stock Exchange (or other relevant exchange) on the applicable date or, in the event there shall be no public market for the Shares on the applicable date, the fair market value of the Shares as determined in good faith by the Compensation Committee of the Company’s Board of Directors.

SECTION 2. Vesting and Exercise. (a) Vesting. The SARs granted pursuant to this Award Agreement shall be fully vested and may be exercised upon grant.

(b) Exercise of SARs. SARs, to the extent that they are vested, may be exercised, in whole or in part (but not for fractional SARs), by delivery pursuant to the Company’s SARs exercise program currently administered by Smith Barney Citigroup Global Markets, Inc. (or such successor arrangement established by the Company) of a written or electronic notice, complying with the applicable procedures established by the Committee or the Company, stating the number of SARs that are thereby exercised. The notice shall be signed by you or any other person then entitled to exercise the SARs. Upon exercise, the Company shall deliver to you or your legal representative the number of Shares (rounded down to the nearest whole Share) equal to (x) (A) the excess, if any, of the Fair Market Value per Share on the exercise date over the Exercise Price per Share of the SAR, multiplied by (B) the number of SARs being exercised pursuant to such notice, divided by (y) the Fair Market Value per Share on the exercise date. Notwithstanding the foregoing, unless the Committee determines otherwise, unexercised SARs expire (i) automatically on the date of your termination of service for cause (as determined by the Company) or (ii) 90 days after your termination of service for any reason other than cause; provided that all SARs will automatically expire on the tenth anniversary of this Award Agreement.

SECTION 3. Voting Rights; Dividend Equivalents. Prior to the date on which your rights with respect to a SAR have become vested and you exercise such SAR, you shall not be entitled to exercise any voting rights with respect to such SAR or any Shares with respect thereto, and shall not be entitled to receive dividends or other distributions with respect thereto.

SECTION 4. Non-Transferability of SARs. Unless otherwise provided by the Committee in its discretion, SARs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of a SAR in violation of the provisions of this Section 4 and Section 9(a) of the Plan shall be void.

SECTION 5. Withholding, Consents and Legends. (a) Withholding. The delivery of Shares pursuant to Section 2(b) is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan. In the event that there is withholding tax liability in connection with the exercise of a SAR, you may satisfy, in whole or in part, any withholding tax liability by having the Company withhold from the number of Shares you would be entitled to receive pursuant to the exercise of the SARs, a number of Shares having a Fair Market Value equal to such withholding tax liability.

(b) Consents. Your rights in respect of the SARs that are subject to this Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 6. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 7. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 8. Dispute Resolution. (a) Jurisdiction and Venue. You and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 8(a). You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 8, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 9. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three business days (meaning a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York) after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	DreamWorks Animation SKG, Inc. 1000 Flower Street Glendale, CA 91201 Attention: General Counsel Telecopy :

If to you:	«First» «Last» «Street» «Unit» «City», «State» «Postal_Code»

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 10. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

SECTION 11. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the SARs shall be subject to the provisions of Section 7(c) of the Plan). Notwithstanding the foregoing, the Company reserves the right to amend the Plan, the Award and/or this Award Agreement if the Company or the Committee determines that such an amendment is necessary or desirable to minimize or avoid the incurrence of any taxes or interest that might be payable by the Company or any Affiliate, or by any holder of SARs, pursuant to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. Regardless of any such amendment, the Company does not guarantee that any such taxes or interest pursuant to Section 409A will be minimized or avoided.

SECTION 12. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

by
Name:
Title:

«FIRST» «LAST»

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